Exhibit 99.1

BioDelivery Sciences Announces Preferred Formulary Status for BUNAVAIL

on Texas Medicaid

BUNAVAIL moved from non-formulary to preferred status

RALEIGH, NC — October 24, 2016 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI) announced the addition of BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) as a preferred drug to the Texas Medicaid formulary from its previous non-formulary status. Suboxone film will share preferred status with BUNAVAIL. The formulary change goes into effect on January 1, 2017.

The Texas Medicaid contract is the sixth managed care contract announced by BDSI since July and demonstrates the progress BDSI is making with payers. BDSI anticipates realizing the initial impact on BUNAVAIL prescriptions from these contracts as the fourth quarter of 2016 progresses, and more prominently in early 2017 following the January 1 implementation of the new Texas Medicaid contract as well as two other important contracts, both of which place BUNAVAIL in a favorable position where it will be one of two products made available. One contract is of particular importance since it will provide BUNAVAIL preferred status while moving Suboxone film to non-preferred status.

Improving current and securing new managed care contracts remains central to the future growth of BUNAVAIL and placing BUNAVAIL on a path to potential product profitability, which, as previously reported, is targeted by the end of 2017.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s development strategy focuses on utilization of the FDA’s 505(b)(2) approval process. This regulatory pathway creates the potential for more timely and efficient approval of new formulations of previously approved therapeutics.

BDSI’s particular area of focus is the development and commercialization of products in the areas of pain management and addiction. These are areas in which BDSI believes its drug delivery technologies and products can best be applied to address critical unmet medical needs. BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, painful diabetic neuropathy and opioid dependence. BDSI’s headquarters is located in Raleigh, North Carolina.

For more information, please visit or follow us:

Internet: Facebook: Twitter:	www.bdsi.com Facebook.com/BioDeliverySI @BioDeliverySI

BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) is marketed in the U.S. by BioDelivery Sciences International, Inc. BELBUCA™ (buprenorphine) buccal film (CIII) is commercialized in the U.S. by Endo Pharmaceuticals pursuant to the worldwide licensing and development agreement between BDSI and Endo. ONSOLIS® (fentanyl buccal soluble film) (CII) is licensed in the U.S. to Collegium Pharmaceutical pursuant to the U.S. licensing and development agreement between BDSI and Collegium. For full prescribing information and important safety information on BDSI products, including BOXED WARNINGS for ONSOLIS, please visit www.bdsi.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at (800) 469-0261. For full prescribing and safety information on BELBUCA, please visit www.belbuca.com.

Cautionary Note on Forward-Looking Statements

This press release and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of commercialization efforts for BUNAVAIL and the Company’s anticipations for BUNAVAIL profitability as described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA®, ONSOLIS® and BUNAVAIL® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences and BUNAVAIL logos are trademarks owned by BioDelivery Sciences International, Inc. BELBUCA® is a registered trademark owned by Endo Pharmaceuticals. All other trademarks and tradenames are owned by their respective owners.

© 2016 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Matthew P. Duffy

Managing Director

LifeSci Advisors, LLC

212-915-0685

matthew@lifesciadvisors.com

Al Medwar

Senior Vice President, Corporate and Business Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Media:

Susan Forman/Laura Radocaj

Dian Griesel Int’l.

212-825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com